Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion or incorporation by reference of our report, dated March 9, 2017, with respect to the consolidated balance sheets of MRI Interventions, Inc. and subsidiary (the “Company”) as of December 31, 2016 and 2015 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended, in the Company’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 (No. 333-213896) and the related prospectus.

/s/ Cherry Bekaert LLP

Charlotte, North Carolina

July 7, 2017